Exhibit 23.2
                                                                    ------------


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in Registration Statements No. 33-27300 and 33-47358 of Computer Data Systems, Inc. on Form S-8 of our report dated July 29, 1993 appearing in this Annual Report on Form 10-K of Computer Data Systems, Inc. for the year ended June 30, 1995.


/s/ Deloitte & Touche LLP

Washington, D.C.
September 26, 1993